Exhibit 99.1

Accuray Euan Thomson, PhD President & CEO

Forward-looking Statement Safe Harbor Statement This presentation may contain certain forward-looking statements that involve risks and uncertainties, including uncertainties associated with the medical device industry and the transaction between Accuray and TomoTherapy. Except for the historical information contained herein, the matters set forth in this presentation, including the expected structure and timetable for the transaction between Accuray and TomoTherapy, the transaction’s anticipated strategic and financial benefits, financial prospects and guidance, expectations regarding Accuray’s and TomoTherapy’s ongoing operations, employees, sales, product development and commercialization, synergies and economies of scale following the transaction, are forward-looking statements within the meaning of the "safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements speak only as of the date the statements are made and are based on information available at the time those statements are made and/or managements’ good faith belief as of that time with respect to future events. You should not put undue reliance on any forward-looking statements. Important factors that could cause actual performance and results to differ materially from the forward-looking statements we make include: the satisfaction of closing conditions for the transaction between Accuray and TomoTherapy, market conditions; the effect of the announcement of the transaction on Accuray’s and TomoTherapy’s respective businesses; the impact of any failure to complete the transaction; the risk that Accuray and TomoTherapy will not realize the anticipated benefits of the transaction; the potential inability to successfully operate or integrate TomoTherapy’s business; general industry and economic conditions; and other factors beyond the companies’ control and the risk factors and other cautionary statements described in Accuray’s and TomoTherapy’s filings with the SEC. Please refer to the Risk Factors section of Accuray’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2011 and the Risk Factors set forth in TomoTherapy’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010 and Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2011, and the Risk Factors set forth in Accuray’s Registration Statement on Form S-4, filed with the SEC on April 7, 2011 and as amended on May 5, 2011 and May 9, 2011, for a further list and description of additional business risks, uncertainties, and other factors that may affect these statements. Neither Accuray nor TomoTherapy intends to update these statements and undertakes no duty to any person to provide any such update under any circumstance. Accuray Confidential 2

ARAY + TOMO: Strategic Rationale Complementary patient populations, treated by the same medical specialty Significant increase in global presence Financial benefits anticipated from operating efficiencies and G&A synergies Combining two best-in-class technologies to create the premier radiation oncology company Accuray Confidential 3

Radiation Therapy vs. Radiosurgery Radiation Therapy Generally follows surgery Treats normal tissue surrounding tumor site Multiple treatments over several weeks Radiosurgery Replaces surgery Tumor ablation One to five treatments Accuray Confidential 4

RT IGRT/IMRT RS SBRT Gantry Linac Two best-in-class technologies designed for state of the art radiation therapy Gantry-based systems: Incremental evolution over 50 years RS Add-ons CyberKnife® Tomo Hi-Art Tomo HD Accuray Confidential 5

CyberKnife® Platforms, Plans, Results Accuray Confidential 6

Linear Accelerator Manipulator Image Detectors X-ray Sources IMAGING SYSTEM ROBOTIC DELIVERY SYSTEM TARGETING SOFTWARE Accuray Confidential 7

CyberKnife® Treatments Accuray Confidential 8

CyberKnife® Treatments Accuray Confidential 9

Liver CyberKnife® Radiosurgery Market Acceptance Patient Treatments Time Intracranial Inoperable Lung Prostate Partial Breast Operable Lung Spine Accuray Confidential 10

Clinical Development Worldwide Patient Treatments This data includes estimates. If we are missing data from a site for one month, we take the number of patients treated in the previous month as an estimate for the missing month. If we are missing data from a site for a quarter (3 months), we take the number of patients treated in the previous quarter as an estimate for the missing quarter. Over 100,000 Patients Treated Accuray Confidential 11

TomoTherapy Platforms, Plans, Results Accuray Confidential 12

TomoTherapy Systems: Key differentiators Images Every Patient, Every Treatment, Every Day 3-D imaging is integral to treatment alignment Excellent image quality Helical IMRT Enables Highly Conformal Treatments Binary collimator and helical delivery Fully Integrated System One system designed for integrated IG-IMRT Easy to use, easy QA Accuray Confidential 13

MLC’s on Gantry Linacs have Limitations: Center of beam cannot be shielded using a single, “rapid arc” compromises must be made Accuray Confidential 14

MLC’s on Gantry Linacs have Limitations: Accuray Confidential 15

Binary Collimator and Helical Delivery Alternative approach is “Binary Collimator” and helical delivery Patient moves through ring gantry Collimator rotates around patient Enables each volume element to be treated independently Accuray Confidential 16

Binary Collimator and Helical Delivery Courtesy of University of Virginia Accuray Confidential 17

Tomo HD Extends Range of Clinical Applications Tomo HD allows for advanced treatment plans of wide field regions while sculpting dose, creating complex dose patterns that minimize normal tissue included in the treatment field Accuray Confidential 18

Comparative Dose Lund University Hospital – February 4th, 2011 TomoTherapy RapidArc Spinal Cord Accuray Confidential 19

Planned Acquisition Accuray Confidential 20

Accuray Incorporated 200+ systems installed 100,000+ patients treated 75+ issued patents *as of March 31, 2011 Accuray Confidential 21

TomoTherapy Incorporated Data provided by TomoTherapy 350 systems** 110,000+ patients treated 130+ issued patents **Shipped and/or installed as of February 17, 2011 *as of March 31, 2011 Accuray Confidential 22

IP Protection Accuray Patent Portfolio as of May 2011 Issued U.S. Patents 65 Pending U.S. Patent Applications 43 TomoTherapy Patent Portfolio as of Dec 2010 Issued U.S. Patents 41 Pending U.S. Patent Applications 40 Accuray Confidential 23

Increased Global Presence Worldwide Install Base 576 Systems Installed** Worldwide Accuray TomoTherapy Americas EIMEA Japan APAC Accuray Post Transaction 226 Systems Installed* 350 Systems Installed** *Installed as of March 31, 2011 **Shipped and/or installed as of February 17, 2011 Accuray Confidential 24

Milestones to Success TomoTherapy Service Improvement TomoTherapy service revenue will be incremental for Accuray but current service GM is negative TomoTherapy initiatives already showing improvements eg.“Fast-track” Accuray has additional expertise in linear accelerator technology Cost Saving Synergies Estimated at $25M per year from FY’13 Revenue Synergies Cross selling opportunities Greater market presence Accuray Confidential 25

Accuray Record of Achievement Consistent record of technology innovation Regular upgrades support premium service programs New CyberKnife® platforms support stronger pricing Proven ability to drive market acceptance New products New clinical capabilities Profitability Product gross profit margin (>60% in H1 FY11) Service gross profit margin (37% in H1 FY11) Operating expense management ($17M decrease FY09 to FY10) Accuray Confidential 26

Strategic Rationale Complementary patient populations, treated by the same medical specialty Significant increase in global presence Financial benefits anticipated from operating efficiencies and G&A synergies Combining two best-in-class technologies to create the premier radiation oncology company Accuray Confidential 27

Accuray Euan Thomson, PhD President & CEO